May 6, 2012

Kim Bradford

Osage Exploration and Development, Inc.

2445 5th Avenue, Suite 310

San Diego, CA 92131

Via email:

Kim, please let this serve as my resignation as a Director of Osage for personal reasons.

Osage is now in excellent position to move forward and I wish the company nothing but the best.

Larry